Exhibit 24
WELLS FARGO & COMPANY

Power of Attorney
of Director and/or Officer

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned director and/or officer of WELLS FARGO & COMPANY, a Delaware corporation (the “Company”), does hereby make, constitute and appoint CHARLES W. SCHARF, MICHAEL P. SANTOMASSIMO, ELLEN R. PATTERSON, and JANET McGINNESS, and each or any one of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such director and/or officer of the Company to a Registration Statement on Form S-8 or other applicable form, and all amendments, including post-effective amendments, thereto, to be filed by the Company with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, of up to 45,000,000 shares of common stock, par value $1-2/3 per share of the Company (“Common Stock”), adjusted for any change in the number of outstanding shares of Common Stock resulting from stock splits, stock dividends or similar adjustments occurring after the date hereof, and an indeterminate amount of related plan interests, which may be issued pursuant to the Wells Fargo & Company 2022 Long-Term Incentive Plan and any successor plan, and to file the same, with all exhibits thereto and other supporting documents, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this power of attorney as of this 30th day of April 2026.

Steven D. Black	/s/ Steven D. Black
Mark A. Chancy	/s/ Mark A. Chancy
Theodore F. Craver, Jr.	/s/ Theodore F. Craver, Jr.
Richard K. Davis	/s/ Richard K. Davis
Fabian T. Garcia	/s/ Fabian T. Garcia
Wayne M. Hewett	/s/ Wayne M. Hewett
CeCelia G. Morken	/s/ CeCelia G. Morken
Maria R. Morris	/s/ Maria R. Morris
Felicia F. Norwood	/s/ Felicia F. Norwood
Ronald L. Sargent	/s/ Ronald L. Sargent
Charles W. Scharf	/s/ Charles W. Scharf
Suzanne M. Vautrinot	/s/ Suzanne M. Vautrinot